Exhibit 5.1(a)

1001 FLEET STREET SUITE 700 BALTIMORE, MARYLAND 21202-4346

January 24, 2025

Power REIT 301 Winding Road Old Bethpage, New York 11804

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are furnishing this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement on Form S-3 of Power REIT, a Maryland real estate investment trust (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) covering up to $50,000,000 of (a) common shares of beneficial interest, par value $.001 per share (“Common Shares”), of the Company (such Common Shares, the “Base Prospectus Common Shares”), (b) preferred shares of beneficial interest, par value $0.001 per share (the “Preferred Shares”), of the Company, which may be issued in one or more series, (c) debt securities (the “Debt Securities”) of the Company, which may be issued in one or more series under one or more indentures or supplemental indentures (each, an “Indenture”), (d) warrants to purchase Common Shares, Preferred Shares and/or Debt Securities (the “Warrants”), which may be issued in one or more series, and (e) units consisting of any combination of Common Shares, Preferred Shares, Debt Securities and/or Warrants (“Units”) that, in each case, may be directly sold by the Company; and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering up to $2,100,000 of Common Shares that may be sold under the Sales Agreement, dated January 24, 2025, with A.G.P./Alliance Global Partners (the “Sales Agreement”, and such Common Shares, the “Placement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Base Prospectus Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Units, the Placement Shares, and such indeterminate amount of Debt Securities and number of Common Shares or Preferred Shares as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Shares, Warrants, or Units are collectively referred to herein as the “Securities”. The offers and sales of Securities contemplated by the Base Prospectus and the Sales Agreement Prospectus are collectively referred to herein as the “Offering”.

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I.	Documents Reviewed

We have examined copies of the following documents (the “Documents”):

1. the Registration Statement, the Base Prospectus, and the Sales Agreement Prospectus, each in the form in which it was filed with the Commission (collectively, the “Offering Documents”);

2. Articles of Amendment and Restatement filed by the Company with the State Department of Assessments and Taxation of Maryland (“SDAT”) on November 30, 2011;

3. Articles Supplementary filed by the Company with SDAT on February 12, 2014;

4. Articles Supplementary filed by the Company with SDAT on January 8, 2021;

5. the Bylaws of the Company adopted on October 20, 2011;

6. the certificate of good standing issued by SDAT on January 21, 2025, with respect to the Company;

7. the unanimous written consent in lieu of a meeting adopted by the Board of Trustees of the Company (the “Board”) on January 24, 2025, that authorize and provide for the filing of the Registration Statement; and

8. the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter, which we have not independently verified.

II.	Assumptions

In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

1. all Documents submitted to us as originals are authentic;

2. all Documents submitted to us as certified or photostatic copies conform to the original documents;

3. all signatures on all such Documents are genuine;

4. all public records reviewed or relied upon by us or on our behalf are accurate and complete;

5. all statements and information contained in the Documents are accurate and complete;

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6. each person who executed any of the Documents was authorized to do so;

7. each natural person who executed any of the Documents was legally competent to do so and had knowledge about all matters stated therein; and

8. there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

9. the Securities will, if and when issued, be issued in the manner stated in, and pursuant to, the Offering Documents;

10. upon the issuance of any Common Shares pursuant to the Offering, the total number of issued and outstanding common shares of beneficial interest will not exceed the total number of common shares of common shares of beneficial interest that the Company is then authorized to issue under its organizational documents;

11. upon the issuance of any Preferred Shares pursuant to the Offering, the total number of issued and outstanding preferred shares of beneficial interest of the series so issued will not exceed the total number of preferred shares of beneficial interest of such series that the Company is then authorized to issue under its organizational documents;

12. the consideration received for the issuance and sale of any Common Shares (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Shares) pursuant to the Offering will be in an amount that is not less than the par value of the Common Shares;

13. the consideration received for the issuance and sale of any Preferred Shares (or Debt Securities convertible into, or Warrants exercisable for, Preferred Shares) pursuant to the Offering will be in an amount that is not less than the par value of the Preferred Shares;

14. none of the Common Shares or Preferred Shares issued pursuant to the Offering will be issued in violation of the restrictions on transfer and ownership set forth in Article VII of the Company’s organizational documents as then in effect;

15. the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time that any Securities are offered, sold, or issued by the Company pursuant to the Offering; and

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16. to the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (a) the other party under the applicable Indenture for any Debt Securities, Warrant Agreement (as defined in Item III(4) below) for any of the Warrants, and Unit Agreement (as defined in Item III(5) below) for any of the Units, in the case of an entity, is duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Unit Agreement, or other agreement, as applicable; (c) such Indenture, Warrant Agreement, Unit Agreement, or other agreement, as applicable, has been duly authorized, executed, and delivered by the other party and constitutes the legal, valid, and binding obligation of the other party enforceable against the other party in accordance with its terms; (d) such other party is in compliance with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement, or other agreement, as applicable, with all applicable laws and regulations; and (e) such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement, or other agreement, as applicable.

As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

III.	Opinions

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. with respect to Base Prospectus Common Shares offered in the Offering, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate Prospectus Supplement with respect to such Base Prospectus Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance of such Base Prospectus Common Shares, the consideration to be received therefor, and related matters (and such action is in full force and effect at all times at which such Base Prospectus Common Shares are offered or sold by the Company), (d) the terms of the issuance and sale of such Base Prospectus Common Shares have been duly established in conformity with the organizational documents, as then in effect, of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (e) certificates in the form required under the laws of the State of Maryland representing such Base Prospectus Common Shares, if then certificated, are duly executed, countersigned, registered, and delivered upon payment of the agreed upon consideration therefor, such Base Prospectus Common Shares (including any Common Shares duly issued upon conversion, exchange, or exercise of any Preferred Shares, Debt Securities, Warrants, or Units registered on the Registration Statement), when issued and sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as applicable, with respect to such Base Prospectus Common Shares, will be validly issued, fully paid, and nonassessable;

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2. with respect to shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate Prospectus Supplement with respect to such Preferred Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance, terms, and sale of such Preferred Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which such Preferred Shares are offered or sold by the Company), (d) Articles Supplementary conforming to the laws of the State of Maryland regarding such series of Preferred Shares has been filed with, and accepted for record by, SDAT, (e) the terms of such Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law or the organizational documents, as then in effect, of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (f) certificates in the form required under the laws of the State of Maryland representing such Offered Preferred Shares, if then certificated, are duly executed, countersigned, registered, and delivered upon payment of the agreed-upon consideration therefor, such Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange, or exercise of any Preferred Shares, Debt Securities, Warrants, or Units), when issued or sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as applicable, will be validly issued, fully paid, and nonassessable;

3. with respect to any Warrants to be offered by the Company pursuant to the Registration Statement, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate Prospectus Supplement with respect to such Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance of such Warrants, the consideration to be received therefor, and related matters (and such action is in full force and effect at all times at which such Warrants are offered or sold by the Company), (d) the warrant certificate or agreement with respect to such Warrants (each, a “Warrant Agreement”) has been duly authorized, executed, and delivered by the Company and the other parties thereto, (e) the terms of the issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law or the organizational documents of the Company, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (f) such Warrants have been duly executed and delivered against payment therefor pursuant to the Warrant Agreement, such Warrants will (1) have been duly authorized and (2) be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

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4. with respect to any Units to be offered by the Company pursuant to the Registration Statement, subject to Item IV(4) below, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate Prospectus Supplement with respect to such Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of such Units, the consideration to be received therefor, and related matters (and such action is in full force and effect at all times at which such Units are offered or sold by the Company), (d) the unit certificate or agreement with respect to such Units (the “Unit Agreement”) has been duly authorized, executed, and delivered by the Company and the other parties thereto, (e) the terms of the issuance and sale of such Units have been duly established in conformity with such Unit Agreement, so as not to violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (f) such Units have been duly executed and delivered against payment therefor pursuant to the Unit Agreement, the Units will (1) have been duly authorized and (2) be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

5. with respect to Placement Shares, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance of such Placement Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Placement Shares are offered or sold by the Company), (c) the terms of the issuance and sale of such Placement Shares have been duly established in conformity with the organizational documents, as then in effect, of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) certificates in the form required under the laws of the State of Maryland representing such Placement Shares, if then certificated, are duly executed, countersigned, registered, and delivered upon payment of the agreed upon consideration therefor, such Placement Shares, when issued and sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as applicable, with respect to such Placement Shares, will be validly issued, fully paid, and nonassessable.

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IV.	Qualifications

In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications:

1. we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters;

2. the Registration Statement contemplates that the Securities may be issued and sold by the Company on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act; the opinions expressed in this letter are limited to the provisions of the Maryland General Corporation Law and the applicable provisions of the Maryland Declaration of Rights, each as currently in effect on the date hereof, and the reported judicial decisions interpreting these laws, which laws are subject to change with possible retroactive effect; and we do not express any opinion herein concerning any other laws or the rules of any self-regulatory organization;

3. the foregoing opinions are rendered as of the date first set forth above, and we undertake no obligation to advise you of any changes or any new developments, including, without limitation, changes in the facts set forth in the Documents and/or to any applicable laws, that might affect the opinions set forth herein; and

4. various issues pertaining to the enforceability of the Debt Securities and related Indentures (including those that might be included as part of a Unit) are addressed in the opinion letter filed as Exhibit 5.1(b) to the Registration Statement; we express no opinion with respect to those matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC